aShareX

ASSET SHARE EXCHANGE

aShareX and Inversion Art, the Y Combinator of the art world, team up for a groundbreaking auction March 21 at 5pm Pacific!

Curated collection of 10 original artworks by 6 emerging contemporary artists auctioned together as a portfolio. Be an art venture capitalist – discover hidden gems with explosive return potential direct from the artists' studios!

Select works are held in the collections of the Whitney, the Met, Petrucci Family Foundation and Harvard Business School, and have been exhibited at the Pompidou Center and the National Academy of Sciences, among others.

Bid for fractional or 100% ownership, minimum fractional bids just $500!



Award-Winning Artists

Jenn & Kevin McCoy
Imo Nse Imeh
Wilfred Ukpong
Emerald Rose Whipple
Servane Mary
Maria Gaspar

Scan to Register at
aShareX.com

aShareX – innovative auction marketplace for fractionalizing ownership of high-value alternative assets

Eliminating flaws in existing alternative asset delivery structures:

- ✓ Public auctions determine asset prices (not manager valuations)
- ✓ Choose from bite-sized to 100% purchases with modest minimums
- ✓ Investor-controlled asset exit
- ✓ No annual fees
- ✓ SEC-qualified Reg A+ offering for fractional owners
- ✓ Secondary market for trading fractional shares
- ✓ Valuable due diligence and annual appraisals

aShareX and Inversion Art, the Y Combinator of the art world, team up for a groundbreaking auction March 21 at 5pm Pacific!

Curated collection of 10 original artworks by 6 emerging contemporary artists auctioned together as a portfolio. Be an art venture capitalist – discover hidden gems with explosive return potential direct from the artists' studios!

Select works are held in the collections of the Whitney, the Met, Petrucci Family Foundation and Harvard Business School, and have been exhibited at the Pompidou Center and the National Academy of Sciences, among others.

Bid for fractional or 100% ownership, minimum fractional bids just $500!



Award-Winning Artists

Jenn & Kevin McCoy
Imo Nse Imeh
Wilfred Ukpong
Emerald Rose Whipple
Servane Mary
Maria Gaspar

Scan to Register at aShareX.com

aShareX – innovative auction marketplace for fractionalizing ownership of high-value alternative assets

Eliminating flaws in existing alternative asset delivery structures:

- ✓ Public auctions determine asset prices (not manager valuations)
- ✓ Choose from bite-sized to 100% purchases with modest minimums
- ✓ Investor-controlled asset exit
- ✓ No annual fees
- ✓ SEC-qualified Reg A+ offering for fractional owners
- ✓ Secondary market for trading fractional shares
- ✓ Valuable due diligence and annual appraisals